As filed with the Securities and Exchange Commission on August 2, 2022

Registration No. 333-264527

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 4 TO REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

________________________

AINOS, INC.
(Exact name of registrant as specified in its charter)

Texas	2834	75-1974352
State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

8880 Rio San Diego Drive, Ste. 800

San Diego, CA 92108

(858) 869-2986

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

1999 Bryan St., Suite 900 Dallas, TX 75201-3136

(214) 979-1172

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Carol B. Stubblefield Baker & McKenzie LLP 452 Fifth Avenue New York, New York 10018 Phone: (212) 626-4100	Mitchell S. Nussbaum, Esq. Angela M. Dowd, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Phone: (212) 407-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

_______________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

Ainos, Inc. is filing this Amendment No. 4 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-264527) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

The following exhibits are filed with this registration statement:

Exhibit Number	Exhibit Description

1.1+	Form of Underwriting Agreement.

3.1*	Restated Certificate of Formation, dated as of April 15, 2021 (incorporated by reference to Exhibit 3.1 to Ainos Inc.’s Current Report on Form 8-K filed with the SEC on April 21, 2021).

3.2+	Form of Certificate of Amendment to the Restated Certificate of Formation, to be effective upon completion of this offering

3.3*	Amended and Restated Bylaws of the Company, effective August 20, 2021

4.1+	Form of Warrant

4.2+	Form of Warrant Agency Agreement

4.3+	Form of Representative’s Warrant (included in Exhibit 1.1).

5.1+	Opinion of Baker McKenzie LLP as Counsel.

10.1*	Sales and Marketing Agreement, dated as of June 14, 2021 (incorporated by reference to Exhibit 10.3 to Ainos Inc.’s Annual Report on Form 10-K filed with the SEC on March 21, 2022).

10.1*

Oral Antiviral Therapy Development and Sales Agreement by and between Ainos, Inc. and Innopharmax, Inc., dated as of December 7, 2021 (incorporated by reference to Exhibit 10.7 to Ainos Inc.’s Annual Report on Form 10-K filed with the SEC on March 21, 2022).

10.2*

Securities Purchase Agreement between the Company and Ainos, Inc., dated December 24, 2020 (incorporated by reference to Exhibit 2.1 to Ainos Inc.’s Current Report on Form 8-K filed with the SEC on December 30, 2020).

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10.3**	2018 Employee Stock Option Plan (incorporated by reference to Exhibit 10.72 to Ainos Inc.’s Annual Report on Form 10-K filed with the SEC on April 16, 2019).

10.4**

2018 Officer, Directors, Employees and Consultants Nonqualified Stock Option Plan (incorporated by reference to Exhibit 10.73 to Ainos Inc.’s Annual Report on Form 10-K filed with the SEC on April 16, 2019).

10.5**	Form of 2018 Stock Option Agreement - Nonqualified Stock Option (incorporated by reference to Exhibit 10.74 to Ainos Inc.’s Annual Report on Form 10-K filed with the SEC on April 16, 2019).

10.6**	Form of 2018 Stock Option Agreement - Employee Plan (incorporated by reference to Exhibit 10.75 to Ainos Inc.’s Annual Report on Form 10-K filed with the SEC on April 16, 2019).

10.7**	2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.13 to Ainos Inc.’s Annual Report on Form 10-K filed with the SEC on March 21, 2022).

10.8**	2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.12 to Ainos Inc.’s Annual Report on Form 10-K filed with the SEC on March 21, 2022).

10.9**	Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.14 to Ainos Inc.’s Annual Report on Form 10-K filed with the SEC on March 21, 2022).

10.10**

Employment Agreement between Company and Stephen T. Chen, Ph.D. dated December 31, 2020 and effective January 1, 2021 (incorporated by reference to Exhibit 10.1(f) to Ainos Inc.’s Annual Report on Form 10-K filed with the SEC on March 30, 2021).

10.11**

Amendment No. 1 to Employment Agreement between Company and Stephen T. Chen, Ph.D. effective January 1 2021 (incorporated by reference to Exhibit 10.1(g) to Ainos Inc.’s Annual Report on Form 10-K filed with the SEC on March 30, 2021).

10.12**

Amendment No. 2 to Employment Agreement between Company and Stephen T. Chen, Ph.D. dated March 31, 2021 (incorporated by reference to Exhibit 10.1(l) to Ainos Inc.’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2021).

10.13**

Employment Agreement between Company and Bernard Cohen dated December 31, 2020 and effective January 1, 2021 (incorporated by reference to Exhibit 10.1(h) to Ainos Inc.’s Annual Report on Form 10-K filed with the SEC on March 30, 2021).

10.14**

Amendment No. 1 to Employment Agreement between Company and Bernard Cohen dated March 31, 2021 (incorporated by reference to Exhibit 10.1(m) to Ainos Inc.’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2021).

10.15**

Employment Agreement by and between Lawrence K. Lin and the Company effective August 1 2021 (incorporated by reference to Exhibit 10.1(a) to Ainos Inc.’s Current Report on Form 8-K filed with the SEC on August 16, 2021).

10.16**

Legal Retaining Agreement between John Junyong Lee and the Company effective August 1, 2021 (incorporated by reference to Exhibit 10.1(b) to Ainos Inc.’s Current Report on Form 8-K filed with the SEC on August 16, 2021).

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10.17*

Settlement Agreement and Mutual General Release, effective December 24, 2020 (incorporated by reference to Exhibit 10.1(i) to Ainos Inc.’s Annual Report on Form 10-K filed with the SEC on March 30, 2021).

10.18*

Extension of the consulting agreement and pre-existing warrant certificate between the Company and i2China Management Group, LLC (originally dated April 15, 2018), dated November 30, 2020 (incorporated by reference to Exhibit 10.1(J) to Ainos Inc.’s Annual Report on Form 10-K filed with the SEC on March 30, 2021).

10.19*	Patent Assignment, dated April 15, 2021, by Ainos, Inc. (incorporated by reference to Exhibit 10.1 to Ainos Inc.’s Current Report on Form 8-K filed with the SEC on April 21, 2021).

10.20*

Asset Purchase Agreement, dated as of November 18, 2021, between the Company and Ainos Inc. (incorporated by reference to Exhibit 2.1 to Ainos Inc.’s Current Report on Form 8-K filed with the SEC on November 22, 2021).

10.21*

Amended and Restated Asset Purchase Agreement, dated as of January 29, 2022, between Ainos Inc. and Ainos, Inc. (incorporated by reference to Exhibit 2.1 to Ainos Inc.’s Current Report on Form 8-K filed with the SEC on February 3, 2022).

10.22*

Convertible Promissory Note, dated as of January 30, 2022, issued by the Company to Ainos Inc. (incorporated by reference to Exhibit 10.1 to Ainos Inc.’s Current Report on Form 8-K filed with the SEC on February 3, 2022).

10.23*

Non-Convertible Promissory Note, dated March 4, 2022, issued by the Company to Ainos Inc. (incorporated by reference to Exhibit 10(i) to Ainos Inc.’s Current Report on Form 8-K filed with the SEC on March 17, 2022).

10.24*

Note Extension Agreement, dated March 17, 2022, between the Company and Ainos Inc. (incorporated by reference to Exhibit 10(ii) to Ainos Inc.’s Current Report on Form 8-K filed with the SEC on March 17, 2022).

10.25*

Employment Agreement, dated March 17, 2022, by and between the Company and Chun-Hsien Tsai (incorporated by reference to Exhibit 10(iii) to Ainos Inc.’s Current Report on Form 8-K filed with the SEC on March 17, 2022).

10.26*

Employment Agreement, dated March 17, 2022, by and between the Company and Hui-Lan Wu (incorporated by reference to Exhibit 10(iv) to Ainos Inc.’s Current Report on Form 8-K filed with the SEC on March 17, 2022).

10.27*

Employment Agreement, dated March 17, 2022, by and between the Company and Chih-Heng Jack Lu (incorporated by reference to Exhibit 10(v) to Ainos Inc.’s Current Report on Form 8-K filed with the SEC on March 17, 2022).

10.28*

Form of Convertible Note Purchase Agreement, between the Company and the purchasers party thereto (incorporated by reference to Exhibit 2.1 to Ainos Inc.’s Current Report on Form 8-K filed with the SEC on April 4, 2022).

10.29*	Form of Convertible Promissory Note (incorporated by reference to Exhibit 10.1 to Ainos Inc.’s Current Report on Form 8-K filed with the SEC on April 4, 2022).

23.1*	Consent of PWR CPA, LLP, Independent Registered Public Accounting Firm.

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23.2+	Consent of Baker McKenzie LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page to this registration statement).

107*	Filing Fee Table

101.INS***	XBRL PLACEHOLDER

101.SCH***	XBRL PLACEHOLDER

101.CAL***	XBRL PLACEHOLDER

101.DEF***	XBRL PLACEHOLDER

101.LAB***	XBRL PLACEHOLDER

101.PRE***	XBRL PLACEHOLDER

+ Documents filed herewith.

* Previously filed

** The referenced exhibit is a management contract or compensation plan or arrangement described in Item 601(b)(10)(iii) of Regulation S-K.

***In accordance with Regulation S-T, the XBRL-related information in Exhibit 101 shall be deemed to be “furnished” not “filed”.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Taipei, Taiwan (R.O.C.), on August 2, 2022.

AINOS, INC.

By:	/s/ Chun-Hsien Tsai
Chun-Hsien Tsai, Chairman of the Board,
President, and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chun-Hsien Tsai	Chairman of the Board, Chief Executive Officer and President	August 2, 2022
Chun-Hsien Tsai	(Principal Executive Officer)

/s/ Hui-Lan Wu	Chief Financial Officer	August 2, 2022
Hui-Lan Wu	(Principal Financial and Accounting Officer)

*	Director	August 2, 2022
Chung-Yi Tsai

*	Director	August 2, 2022
Chung-Jung Tsai

*	Director	August 2, 2022
Yao-Chung Chiang

*	Director	August 2, 2022
Wen-Han Chang

*	Director	August 2, 2022
Pao-Sheng Wei

*By:	/s/ Chun-Hsien Tsai
Name: Chun-Hsien Tsai
Attorney-in-fact

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